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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

       We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-51582, 33-63318, 333-04109, 333-56279 and
333-42676) pertaining to the Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan of Embrex, Inc. and Subsidiaries of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Embrex, Inc. and Subsidiaries, included in the Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           Ernst & Young LLP
Raleigh, North Carolina
June 24, 2002